UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 5, 2013 E-Waste Systems, Inc. (the “Company”) entered into a Series A Convertible Callable Preferred Stock Purchase Agreement (“Agreement”) pursuant to the Master License Agreement entered into with Tanke, Inc. (“TNKE”) on February 6, 2013 whereby the Company granted TNKE a master license for the People’s Republic of China and TNKE agreed to make an investment into the Company.

The Agreement is for the purchase of Six Hundred Fifty (650) shares of the Company’s Series A Convertible Callable Preferred Stock at a price of One Thousand Dollars ($1,000) per share.

A copy of this Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 3.02 Unregistered Sales of Equity Securities

For the offer and sale of the preferred stock described in Item 1.01 above, we have relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D and/or Regulation S.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)  EXHIBITS:

Exhibit No.	Description

10.1	Series A Convertible Callable Preferred Stock Purchase Agreement

99.1	Schedule of Purchasers

99.1	Disclosure Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    April 8, 2013